Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: Brian Hall, CFO
Phone: (574) 535-1125
E Mail: LCII@lci1.com

LCI INDUSTRIES REPORTS 2017 FIRST QUARTER RESULTS

2017 First Quarter Sales Increase $76 million to Record Quarter of $498 million

Elkhart, Indiana - May 4, 2017 - LCI Industries (NYSE: LCII) (“LCI”, or the “Company”), a supplier of components for the leading original equipment manufacturers (“OEMs”) of recreational vehicles (“RVs”) and adjacent industries, and the related aftermarkets of those industries, today reported consolidated net sales in the first quarter of 2017 of $498 million, 18 percent higher than the 2016 first quarter net sales of $423 million. Net income was $43.1 million, or $1.71 per diluted share, for the first quarter ended March 31, 2017, compared to net income of $36.0 million, or $1.45 per diluted share, for the first quarter ended March 31, 2016.

The increase in year-over-year net sales reflects industry-wide growth in wholesale shipments of towable and motorized RVs by OEMs, which increased 12 percent and 16 percent, respectively, in the first quarter of 2017, enhanced by acquisitions completed by the Company over the twelve months ended March 31, 2017, which added $17 million in net sales in the first quarter of 2017. Organic growth accounted for 14 of the 18 percent growth in consolidated net sales for the first quarter and growth from acquisitions provided the remainder. Through continued focus on aftermarket channels for the Company’s products, the Company increased net sales to the aftermarket in the first quarter of 2017 by more than 20 percent to $36 million.

“Continuing the industry growth trend from 2016, 2017 first quarter wholesale travel trailers were up over 12 percent and fifth-wheels were up over 10 percent,” stated Jason Lippert, LCI’s Chief Executive Officer. “Travel trailer sales momentum has continued as the industry attracts a new generation of RV enthusiasts.”

The health of the RV industry is determined by retail demand, which is up over 12 percent through February, as reported by Statistical Surveys, Inc, and will likely be revised upwards in future months as various states report. Based on the retail sales strength experienced through 2016 and into 2017, as well as sales order backlogs reported by RV OEMs at record levels, the current outlook from several RV OEMs and their dealer networks remains very positive. Additionally, the RVIA’s current forecast of wholesale unit shipments of approximately 446,000 units has been revised upward from its original Fall forecast of 411,000 for the full year 2017.

The Company’s content per travel trailer and fifth-wheel RV for the twelve months ended March 31, 2017, increased $80 to $3,058, compared to the twelve months ended March 31, 2016, of $2,978. The Company’s content per motorhome RV for the twelve months ended March 31, 2017, increased $164 to $2,022, compared to the twelve months ended March 31, 2016, of $1,858. The content increases are a combined result of organic growth, including new product introductions, as well as acquisitions and changes in the types of RVs produced industry-wide.

In April 2017, LCI’s consolidated net sales reached approximately $167 million, 15 percent higher than April 2016. “As the industry prepares to meet the anticipated demand of the 2017 spring and summer selling seasons, I am encouraged by April sales following up on a strong first quarter,” said Jason Lippert.

“Our operating profit in the first quarter of 2017 improved to $59.1 million, compared to $55.7 million in the first quarter of 2016,” said Scott Mereness, LCI’s President. “Strong industry growth and accretive acquisitions completed over the last year have contributed to profit growth for the quarter. We continue to focus on cost management and

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investments in lean initiatives and other operational efficiencies to further improve operating margin while supporting the growth of the business.”

Balance Sheet and Other Items
At March 31, 2017, the Company had a net cash position of $15 million, a decrease of $21 million from a net cash position of $36 million at the beginning of the year, primarily as a result of $11 million used for acquisitions, $12 million for capital expenditures and $12 million of dividend payments in the first quarter of 2017.

The effective tax rate for the three months ended March 31, 2017, was substantially lower than the comparable prior year period, primarily due to the recognition of excess tax benefits attributable to the adoption by the Company of Accounting Standards Update 2016-09, which simplified several aspects of the accounting for share-based payment transactions, including income tax consequences. The excess tax benefit equated to $5.2 million recognized in the first quarter of 2017.

Return on equity for the twelve months ended March 31, 2017 improved to 26.0 percent, from the 21.6 percent return on equity in March 31, 2016. Return on invested capital for the twelve months ended March 31, 2017 improved to 40.4 percent, from the 29.2 percent return on invested capital in March 31, 2016.

Jason Lippert concluded, “We are working more than ever on continuously improving our organization by developing leaders, not just managers, and focusing on how we touch the lives of our employees. We’ve also made a commitment to give back 100,000 hours in service as a company to our communities, while maintaining a focus on our customers by raising the bar for service and product development. We believe these initiatives will benefit everyone at LCI, and the response from our people has been uplifting. We believe taking corporate culture and leadership to a new level will continue to have a positive impact on employee attrition and engagement, which ultimately impacts quality, safety and the efficiency of our operations. We are committed in our efforts to develop, engineer and build great products, as well as improving our service to all customer channels, so that each day we are the supplier of choice for the industries we serve.”

Conference Call & Webcast
LCI will provide an online, real-time webcast of its first quarter 2017 earnings conference call on the Company’s website, www.lci1.com/investors, on Thursday, May 4, 2017, at 11:00 a.m. Eastern time.

Institutional investors can access the call via the password-protected site, StreetEvents (www.streetevents.com). A replay of the call will be available for two weeks by dialing (855) 859-2056 and referencing access code 9506089. A replay of the webcast will also be available on LCI’s website until the next quarterly conference call.

About LCI Industries

From 49 manufacturing and distribution facilities located throughout the United States and in Canada and Italy, LCI Industries, through its wholly-owned subsidiary, Lippert Components, Inc., supplies, domestically and internationally, a broad array of components for the leading original equipment manufacturers of recreational vehicles and adjacent industries including buses; trailers used to haul boats, livestock, equipment and other cargo; trucks; pontoon boats; trains; manufactured homes; and modular housing. The Company also supplies components to the related aftermarkets of these industries, primarily by selling to retail dealers, wholesale distributors and service centers. LCI’s products include steel chassis and related components; axles and suspension solutions; slide-out mechanisms and solutions; thermoformed bath, kitchen and other products; vinyl, aluminum and frameless windows; manual, electric and hydraulic stabilizer and leveling systems; furniture and mattresses; entry, luggage, patio and ramp doors; electric and manual entry steps; awnings and awning accessories; electronic components; televisions and sound systems; navigation systems; backup cameras; appliances and other accessories. Additional information about LCI and its products can be found at www.lci1.com.

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Forward-Looking Statements
This press release contains certain “forward-looking statements” with respect to our financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities, acquisitions, plans and objectives of management, markets for the Company’s Common Stock and other matters. Statements in this press release that are not historical facts are “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, and involve a number of risks and uncertainties.

Forward-looking statements, including, without limitation, those relating to our future business prospects, net sales, expenses and income (loss), cash flow, and financial condition, whenever they occur in this press release are necessarily estimates reflecting the best judgment of the Company’s senior management at the time such statements were made. There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include, in addition to other matters described in this press release, pricing pressures due to domestic and foreign competition, costs and availability of raw materials (particularly steel and aluminum) and other components, seasonality and cyclicality in the industries to which we sell our products, availability of credit for financing the retail and wholesale purchase of products for which we sell our components, inventory levels of retail dealers and manufacturers, availability of transportation for products for which we sell our components, the financial condition of our customers, the financial condition of retail dealers of products for which we sell our components, retention and concentration of significant customers, the costs, pace of and successful integration of acquisitions and other growth initiatives, availability and costs of production facilities and labor, employee benefits, employee retention, realization and impact of expansion plans, efficiency improvements and cost reductions, the disruption of business resulting from natural disasters or other unforeseen events, the successful entry into new markets, the costs of compliance with environmental laws, laws of foreign jurisdictions in which we operate, and increased governmental regulation and oversight, information technology performance and security, the ability to protect intellectual property, warranty and product liability claims or product recalls, interest rates, oil and gasoline prices, the impact of international, national and regional economic conditions and consumer confidence on the retail sale of products for which we sell our components, and other risks and uncertainties discussed more fully under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, and in the Company’s subsequent filings with the Securities and Exchange Commission. The Company disclaims any obligation or undertaking to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law.

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LCI INDUSTRIES
OPERATING RESULTS
(unaudited)

	Three Months Ended March 31,		Last Twelve
	2017	2016	Months
(In thousands, except per share amounts)

Net sales	$498,336	$422,798	$1,754,436
Cost of sales	374,322	314,357	1,309,960
Gross profit	124,014	108,441	444,476
Selling, general and administrative expenses	64,885	52,713	240,225
Operating profit	59,129	55,728	204,251
Interest expense, net	437	476	1,639
Income before income taxes	58,692	55,252	202,612
Provision for income taxes	15,547	19,293	65,755
Net income	$43,145	$35,959	$136,857

Net income per common share:
Basic	$1.73	$1.46	$5.52
Diluted	$1.71	$1.45	$5.46

Weighted average common shares outstanding:
Basic	24,906	24,567	24,787
Diluted	25,255	24,794	25,084

Depreciation and amortization	$12,241	$10,943	$47,465
Capital expenditures	$12,020	$6,458	$48,772

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LCI INDUSTRIES
SEGMENT RESULTS
(unaudited)

	Three Months Ended March 31,		Last Twelve
	2017	2016	Months
(In thousands)
Net sales: (1)
OEM Segment:
RV OEMs:
Travel trailers and fifth-wheels	$330,274	$283,369	$1,146,787
Motorhomes	37,044	28,523	124,712
Adjacent industries OEMs	94,711	80,761	345,968
Total OEM Segment net sales	462,029	392,653	1,617,467
Aftermarket Segment:
Total Aftermarket Segment net sales	36,307	30,145	136,969
Total net sales	$498,336	$422,798	$1,754,436

Operating profit:
OEM Segment	$54,397	$50,651	$184,596
Aftermarket Segment	4,732	5,077	19,655
Total operating profit	$59,129	$55,728	$204,251

(1) Subsequent to March 31, 2016, the Company modified its internal reporting structure, reflecting a change in how its chief operating decision maker assesses the performance of the Company’s operating results and makes decisions about resource allocations. The Company’s new reportable segments are the OEM Segment and the Aftermarket Segment. Prior periods have been reclassified to conform to this presentation.

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LCI INDUSTRIES
BALANCE SHEET INFORMATION
(unaudited)

	March 31,		December 31,
	2017	2016	2016
(In thousands)

ASSETS
Current assets
Cash and cash equivalents	$64,381	$27,917	$86,170
Accounts receivable, net	131,108	104,695	57,374
Inventories, net	189,020	165,184	188,743
Prepaid expenses and other current assets	37,456	23,408	35,107
Total current assets	421,965	321,204	367,394
Fixed assets, net	178,922	150,378	172,748
Goodwill	98,105	86,112	89,198
Other intangible assets, net	114,311	109,347	112,943
Deferred taxes	26,882	29,391	31,989
Other assets	12,616	12,610	12,632
Total assets	$852,801	$709,042	$786,904

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable, trade	$70,225	$48,392	$50,616
Dividend payable	—	7,344	—
Accrued expenses and other current liabilities	101,020	99,654	98,735
Total current liabilities	171,245	155,390	149,351
Long-term indebtedness	49,905	49,920	49,949
Other long-term liabilities	47,171	36,334	37,335
Total liabilities	268,321	241,644	236,635
Total stockholders’ equity	584,480	467,398	550,269
Total liabilities and stockholders’ equity	$852,801	$709,042	$786,904

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LCI INDUSTRIES
SUMMARY OF CASH FLOWS
(unaudited)

	Three Months Ended March 31,
	2017	2016
(In thousands)
Cash flows from operating activities:
Net income	$43,145	$35,959
Adjustments to reconcile net income to cash flows provided by operating activities:
Depreciation and amortization	12,241	10,943
Stock-based compensation expense	3,902	3,140
Excess tax benefits from stock-based compensation	5,239	—
Other non-cash items	1,139	(166)
Changes in assets and liabilities, net of acquisitions of businesses:
Accounts receivable, net	(71,155)	(63,286)
Inventories, net	1,847	8,497
Prepaid expenses and other assets	(2,181)	(2,197)
Accounts payable, trade	18,146	18,692
Accrued expenses and other liabilities	10,433	32,116
Net cash flows provided by operating activities	22,756	43,698
Cash flows from investing activities:
Capital expenditures	(12,020)	(6,458)
Acquisitions of businesses, net of cash acquired	(10,689)	(18,100)
Proceeds from sales of fixed assets	119	234
Other investing activities	80	(151)
Net cash flows used for investing activities	(22,510)	(24,475)
Cash flows from financing activities:
Exercise of stock-based awards, net of shares tendered for payment of taxes	(7,650)	(3,196)
Proceeds from line of credit borrowings	—	81,458
Repayments under line of credit borrowings	—	(81,458)
Payment of dividends	(12,442)	—
Payment of contingent consideration related to acquisitions	(1,884)	(415)
Other financing activities	(59)	—
Net cash flows used for financing activities	(22,035)	(3,611)

Net (decrease) increase in cash and cash equivalents	(21,789)	15,612

Cash and cash equivalents at beginning of period	86,170	12,305
Cash and cash equivalents at end of period	$64,381	$27,917

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LCI INDUSTRIES
SUPPLEMENTARY INFORMATION
(unaudited)

	Three Months Ended
	March 31,			Last Twelve
	2017		2016	Months
Industry Data(1) (in thousands of units):
Industry Wholesale Production:
Travel trailer and fifth-wheel RVs	101.5		90.8	373.4
Motorhome RVs	16.3		14.0	57.1
Industry Retail Sales:
Travel trailer and fifth-wheel RVs	68.2	(2)	62.9	357.6	(2)
Impact on dealer inventories	33.3	(2)	27.9	15.8	(2)
Motorhome RVs	10.2	(2)	9.6	47.4	(2)

	Twelve Months Ended
	March 31,
	2017		2016
LCI Content Per Industry Unit Produced:
Travel trailer and fifth-wheel RV	$3,058		$2,978
Motorhome RV	$2,022		$1,858

	March 31,			December 31,
	2017		2016	2016
Balance Sheet Data:
Current ratio	2.5		2.1	2.5
Total indebtedness to stockholders' equity	0.1		0.1	0.1
Days sales in accounts receivable	21.6		20.7	15.8
Inventory turns, based on last twelve months	7.7		6.8	7.5

	2017
Estimated Full Year Data:
Capital expenditures	$ 65 - $ 75 million
Depreciation and amortization	$ 50 - $ 55 million
Stock-based compensation expense	$ 17 - $ 19 million
Annual tax rate	33% - 34%
(1) Industry wholesale production data for travel trailer and fifth-wheel RVs and motorhome RVs provided by the Recreation Vehicle Industry Association. Industry retail sales data provided by Statistical Surveys, Inc.
(2) March 2017 retail sales data for RVs has not been published yet, therefore 2017 retail data for RVs includes an estimate for March 2017 retail units. Retail sales data will likely be revised upwards in future months as various states report.

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